Exhibit 4.1

                        CALIFORNIA WATER SERVICE COMPANY





                                 NOTE AGREEMENT

                            Dated as of March 1, 1999




         Re:          $20,000,000 6.77% Series B Senior Notes
                              Due November 1, 2028







================================================================================

                                                  TABLE OF CONTENTS
                                            (Not a part of the Agreement)

SECTION                                                HEADING                                                 PAGE
Parties...........................................................................................................1

SECTION 1.                 DESCRIPTION OF NOTES AND COMMITMENT....................................................1

       Section 1.1.        Description of Notes...................................................................1
       Section 1.2.        Commitment, Closing Date for Series B Notes............................................1
       Section 1.3.        Several Commitments....................................................................2
       Section 1.4.        Additional Series of Notes.............................................................2

SECTION 2.                 PREPAYMENT OF NOTES....................................................................3

       Section 2.1.        No Required Prepayments................................................................3
       Section 2.2.        Optional Prepayment with Premium.......................................................3
       Section 2.3.        Optional Prepayment at Par in the Event of Condemnation................................3
       Section 2.4.        Notice of Optional Prepayments.........................................................3
       Section 2.5.        Application of Prepayments.............................................................4
       Section 2.6.        Direct Payment.........................................................................4

SECTION 3.                 REPRESENTATIONS........................................................................4

       Section 3.1.        Representations of the Company.........................................................4
       Section 3.2.        Representations of the Purchasers......................................................4

SECTION 4.                 CLOSING CONDITIONS.....................................................................6

       Section 4.1.        Conditions.............................................................................6
       Section 4.2.        Waiver of Conditions...................................................................8
       Section 4.3.        Conditions to Issuance of Additional Notes.............................................8

SECTION 5.                 COMPANY COVENANTS......................................................................8

       Section 5.1.        Corporate Existence, Etc...............................................................9
       Section 5.2.        Insurance..............................................................................9
       Section 5.3.        Taxes, Claims for Labor and Materials, Compliance with Laws............................9
       Section 5.4.        Maintenance............................................................................9
       Section 5.5.        Nature of Business....................................................................10
       Section 5.6.        Limitations on Current Debt and Funded Debt...........................................10
       Section 5.7.        Limitation on Liens...................................................................11
       Section 5.8.        Mergers, Consolidations and Sales of Assets...........................................12
       Section 5.9.        Guaranties............................................................................14
       Section 5.10.       Repurchase of Notes...................................................................14


                                                         i


       Section 5.11.       Transactions with Affiliates..........................................................15
       Section 5.13.       Reports and Rights of Inspection......................................................15
       Section 5.14.       Note Exchange Upon Issuance of First Mortgage Bonds...................................18

SECTION 6.                 EVENTS OF DEFAULT AND REMEDIES THEREFOR...............................................19

       Section 6.1.        Events of Default.....................................................................19
       Section 6.2.        Notice to Holders.....................................................................20
       Section 6.3.        Acceleration of Maturities............................................................20
       Section 6.4.        Rescission of Acceleration............................................................21

SECTION 7.                 AMENDMENTS, WAIVERS AND CONSENTS......................................................22

       Section 7.1.        Consent Required......................................................................22
       Section 7.2.        Solicitation of Holders...............................................................22
       Section 7.3.        Effect of Amendment or Waiver.........................................................22
       Section 7.4.        Supplements...........................................................................22

SECTION 8.                 INTERPRETATION OF AGREEMENT; DEFINITIONS..............................................22

       Section 8.1.        Definitions...........................................................................22
       Section 8.2.        Accounting Principles.................................................................31
       Section 8.3.        Directly or Indirectly................................................................31

SECTION 9.                 MISCELLANEOUS.........................................................................31

       Section 9.1.        Registered Notes......................................................................31
       Section 9.2.        Exchange of Notes.....................................................................32
       Section 9.3.        Loss, Theft, Etc. of Notes............................................................32
       Section 9.4.        Expenses, Stamp Tax Indemnity.........................................................32
       Section 9.5.        Powers and Rights Not Waived; Remedies Cumulative.....................................33
       Section 9.6.        Notices...............................................................................33
       Section 9.7.        Successors and Assigns................................................................33
       Section 9.8.        Survival of Covenants and Representations.............................................33
       Section 9.9.        Severability..........................................................................33
       Section 9.10.       Governing Law.........................................................................33
       Section 9.11.       Captions..............................................................................33

Signature Page...................................................................................................34

                                                         ii

ATTACHMENTS TO NOTE AGREEMENT:

  Schedule I      -        Information Relating to Purchasers
  Schedule II     -        Liens Securing Funded Debt

  Exhibit A       -        Form of Series B Notes
  Exhibit B       -        Representations and Warranties of the Company
  Exhibit C       -        Form of Opinion of Special Counsel
                           for the Purchasers

  Exhibit D       -        Form of Opinion of Counsel to the Company
  Exhibit E       -        Form of Supplement to Note Agreement

                        CALIFORNIA WATER SERVICE COMPANY
                             1720 North First Street
                           San Jose, California 95112


                                 NOTE AGREEMENT



         Re:        $20,000,000 6.77% Series B Senior Notes
                              Due November 1, 2028

                                                                     Dated as of
                                                                   March 1, 1999


To the Purchasers named on Schedule I
   to this Agreement

         The  undersigned,   CALIFORNIA  WATER  SERVICE  COMPANY,  a  California
corporation (the "Company"), agrees with the Purchasers named on Schedule I to this Agreement (the "Purchasers") as follows:

SECTION 1.     DESCRIPTION OF NOTES AND COMMITMENT.

         Section 1.1. Description of Notes. The Company will authorize the issue and sale of $20,000,000 aggregate principal amount of its 6.77% Series B Senior Notes (the "Series B Notes") to be dated the date of issue, to bear interest from such date at the rate of 6.77% per annum, payable semiannually on the first day of each May and November in each year (commencing May 1, 1999) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 8.77% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on November 1, 2028, and to be substantially in the form attached hereto as Exhibit A. Interest on the Series B Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Series B Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in ss.2 of this Agreement. The Series B Notes together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of ss.1.4 of this Agreement are collectively referred to as the "Notes."

         Section 1.2. Commitment, Closing Date for Series B Notes. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the

Company agrees to issue and sell to each Purchaser, and such Purchaser agrees to purchase from the Company, Series B Notes in the principal amount set forth opposite such Purchaser's name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereinafter mentioned.

         Delivery of the Series B Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603-4080, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Bank of America National Trust and Savings Association, San Jose Commercial Banking Group #1487, ABA No. 1210-00358, for credit to the Company's Security Sales Account No. 14879-00161, in the amount of the purchase price at 10:00 A.M. San Francisco time, on March 23, 1999 or such later date (not later than March 31, 1999) as shall mutually be agreed upon by the Company and the Purchasers (the "Closing Date"). The Series B Notes delivered to each Purchaser on the Closing Date will be delivered to such Purchaser in the form of a single registered Note in the form attached hereto as Exhibit A for the full amount of such Purchaser's purchase (unless different denominations are specified by such Purchaser), registered in such Purchaser's name or in the name of such Purchaser's nominee, all as such Purchaser may specify at any time prior to the date fixed for delivery.

         Section 1.3. Several Commitments. The obligations of Purchasers shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser. The Purchasers shall have no obligations under any Supplement and no liability to any Person for the performance or non-performance by any Additional Purchaser thereunder.

         Section 1.4. Additional Series of Notes. The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional series of its unsecured promissory notes under the provisions of this Agreement (each series being a "Series") pursuant to a supplement (a "Supplement") substantially in the form of Exhibit E. Each additional Series of Notes (the "Additional Notes") issued pursuant to a Supplement shall be subject to the following terms and conditions:

                   (i) each Series of Additional Notes, when so issued, shall be differentiated from all previous series by sequential designation inscribed thereon;

                  (ii) each Series of Additional Notes shall be dated the date of issue, bear interest at such rate, mature on such date, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued, provided, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding;

                 (iii) each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit E hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

                  (iv) the minimum principal amount of any Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more which has been paid down to less than $100,000;

                   (v) all Additional Notes shall constitute Indebtedness of the Company and shall rank pari passu with all other outstanding Notes; and

                  (vi) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

SECTION 2.     PREPAYMENT OF NOTES.

         Section 2.1. Required Prepayments. No prepayments are required to be made with respect to the Series B Notes prior to the expressed maturity date thereof other than prepayments made in connection with an acceleration of the Series B Notes pursuant to the provisions of ss.6.3 hereof. Prepayments required to be made with respect to any other Series of Notes shall be specified in the Supplement pursuant to which such Series is issued.

         Section 2.2. Optional Prepayment with Premium. Upon compliance with ss.2.4 the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes of any Series, either in whole or in part (but if in part then in a minimum principal amount of $100,000) by payment of the principal amount of the Notes of such Series, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five Business Days prior to the date of such prepayment pursuant to this ss.2.2.

         Section 2.3. Optional Prepayment at Par in the Event of Condemnation. In the event a Material Condemnation shall have occurred with respect to any property of the Company or a Restricted Subsidiary, then upon compliance with ss.2.4 the Company shall have the privilege of applying the proceeds of any condemnation award received in connection with such Material Condemnation to the prepayment of the principal amount of the Notes of any Series then outstanding, or any portion thereof to the extent of such proceeds, together with accrued interest thereon to the date of such prepayment. Any optional prepayment made pursuant to this ss.2.3 shall be without premium.

         Section 2.4. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to ss.2.2 or ss.2.3 to each Holder of Notes to be prepaid not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the Section of this Agreement under which the prepayment is to be made, (c) the principal amount of the Holder's Notes to be prepaid on such date, (d) whether a premium may be payable, (e) the date when the premium, if any, will be calculated, (f) the estimated premium, together with a reasonably detailed computation of such estimated premium, and (g) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes to be prepaid specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two Business Days prior to the prepayment date specified in such notice, the Company shall provide each Holder of a Note to be prepaid written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

         Section 2.5. Application of Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of ss.2.2 or 2.3, the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

         Section 2.6. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement, a Supplement or the Notes, in the case of any Note owned by any Holder that is a Purchaser, Additional Purchaser or any other Institutional Holder which has given written notice to the Company requesting that the provisions of this ss.2.6 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such Holder at its address set forth herein or such other address as such Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing.

SECTION 3.     REPRESENTATIONS.

         Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

         Section 3.2. Representations of the Purchasers. (a) Each Purchaser represents that such Purchaser is acquiring the Series B Notes for the purpose of investment and not with a view to the distribution thereof, and that such Purchaser has no present intention of selling, negotiating or otherwise disposing of the Series B Notes; it being understood, however, that the disposition of such Purchaser's property shall at all times be and remain within its control. Each Purchaser further represents that (i) such Purchaser is an "Accredited Investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Act"), (ii) such Purchaser understands that the Series B Notes will be issued by the Company without registration under the Act and without qualification and/or registration under applicable state securities laws pursuant to specific exemptions from registration and/or qualification contained in the Act and in applicable state securities laws, and that the foregoing exemptions depend upon, among other things, the bona fide nature of such Purchaser's investment interests as expressed herein, (iii) such Purchaser has been advised by counsel concerning, and is otherwise familiar with, the restrictions imposed by the Act on resales of securities acquired in a transaction exempt from registration under

Section 4(2) of the Act, (iv) such Purchaser has been afforded access to the Company's financial statements and other documents concerning the Company, has been afforded an opportunity to ask such questions of the Company's officers and employees as such Purchaser deemed necessary or desirable and has been given all information requested in order to evaluate the merits and risks of purchasing the Series B Notes, (v) such Purchaser is experienced in evaluating and investing in companies such as the Company and has the capacity to protect its interests in connection with the purchase of the Series B Notes and (vi) such Purchaser has the ability to bear the economic risks connected with the purchase of the Series B Notes. Each Purchaser covenants and agrees to conduct any resale of the Series B Notes solely in accordance with the restrictions contained in the legend appearing on the Series B Notes.

                  (b) Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Series B Notes to be purchased by such Purchaser hereunder:

                   (i) if such Purchaser is an insurance company, the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code), treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your such Purchaser's state of domicile; or

                   (ii) the Source is either  (a) an  insurance  company  pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (b) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of
         Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph
         (iii); or

                  (iv) the Source is a governmental plan; or

                  (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (v); or

                  (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         The Company shall deliver a certificate on the date of the Closing, with respect to any Purchaser, on the date of the issuance of any Additional Notes, with respect to any Additional Purchasers and on or prior to the date of any transfer of any Notes, with respect to any subsequent holder of such Notes, which certificate shall either state that (A) it is neither a "party in interest" (as defined in Title I, Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (ii) or (v) above, or (B) with respect to any plan, identified pursuant to paragraph (iii) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at this time, and during the immediately preceding one year has exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to paragraph (iii) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

         As  used  in  this  ss.3.2,   the  terms   "employee   benefit   plan",
"governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 4.     CLOSING CONDITIONS.

         Section 4.1. Conditions. (a) The obligation of each Purchaser to purchase the Series B Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Series B Notes and to the following further conditions precedent:

                   (i) Closing Certificate. Such Purchaser shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to such Purchaser's obligation to purchase the Series B Notes proposed to be sold to such Purchaser and to the effect that (1) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date,
         (2) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (3) no Default or Event of Default has occurred and is continuing.

                   (ii) Legal Opinions. Such Purchaser shall have received from Chapman and Cutler, special counsel to the Purchasers in this transaction, and from McCutchen, Doyle, Brown & Enersen LLP, counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to such Purchaser, and covering the matters set forth in Exhibits C and D, respectively, hereto.

                   (iii) Regulatory Approval. Prior to the Closing Date, the issue and sale of the Series B Notes shall have been duly authorized or approved by appropriate order of the Public Utilities Commission of the State of California (the "Commission"). Such order shall be final and in full force and effect and not subject to any appeal, hearing, rehearing or contest. All conditions contained in any such order which are to be fulfilled on or prior to the issuance of the Series B Notes shall have been fulfilled. The Company shall have delivered to the Purchasers and their special counsel a certified copy of such order and the application therefor.

                   (iv) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Series B Notes scheduled to be sold on the Closing Date pursuant to this Agreement.

                   (v) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser and such Purchaser's special counsel, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

                   (vi) Purchase Permitted By Applicable Law. On the date of the Closing, the purchase of Series B Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which any Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

                   (vii) Payment of Special Counsel Fees. The Company shall have paid, on or before the Closing Date, the fees, charges and disbursements of the Purchasers' special counsel referred to in this ss.4.1 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

                   (viii) Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation

         Office of the National Association of Insurance Commissioners) shall have been obtained for the Series B Notes.

         (b) The obligation of the Company to deliver the Series B Notes hereunder is subject to the conditions that (i) the Commission shall have authorized the issuance and sale by the Company of the Series B Notes at the price herein provided and said authorization shall be in full force and effect and (ii) the entire principal amount of the Series B Notes scheduled to be sold on the Closing Date pursuant to this Agreement shall have been tendered by the Purchasers. If the condition specified in this ss.4.1(b) shall not have been fulfilled prior to or on the Closing Date, this Agreement and all the obligations of the Company hereunder, except as provided in ss.9.4 hereof, may be cancelled by the Company.

         Section 4.2. Waiver of Conditions. If on the Closing Date the Company fails to tender to any Purchaser the Series B Notes to be issued to any Purchaser on such date or if the conditions specified in ss.4.1 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in ss.4.1 have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as such Purchaser may in its sole discretion determine. Nothing in this ss.4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any Purchaser's rights against the Company.

         Section 4.3. Conditions to Issuance of Additional Notes. The obligations of the Additional Purchasers to purchase such Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

                   (a) Compliance Certificate. A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser an Officer's Certificate dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company is in compliance with the requirements of ss.5.6 on such date.

                   (b) Execution and Delivery of Supplement. The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit E hereto.

                   (c) Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in ss.3.2(b) are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

SECTION 5.     COMPANY COVENANTS.

         From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

         Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, except where the failure to so keep and preserve any such existence, license or permit would not, individually or in the aggregate, materially and adversely affect the properties, business, profits or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that the foregoing shall not prevent any transaction permitted by ss.5.8.

         Section 5.2. Insurance. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts (including self-insurance if adequate reserves are maintained with respect thereto) and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

         Section 5.3. Taxes, Claims for Labor and Materials, Compliance with Laws. (a) The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, prior to delinquency, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary; provided, however, that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any material property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

         (b) The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, profits or financial condition of the Company and its Subsidiaries, taken as a whole, or would result in any Lien not permitted under ss.5.7.

         Section 5.4. Maintenance. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained, provided that nothing in thisss.5.4 shall prohibit the Company from abandoning or discontinuing the maintenance of properties which the Chief Engineer or Assistant Chief Engineer of the Company determines in good faith to be no longer necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole.

         Section 5.5. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company on the Closing Date.

         Section 5.6. Limitations on Current Debt and Funded Debt. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

                   (1) Funded Debt evidenced by the Series B Notes;

                   (2) Current Debt and Funded Debt of the Company outstanding as of the date of this Agreement and reflected on Annex A to Exhibit B hereto;

                   (3) Additional Funded Debt of the Company, provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof:

                            (i)  Consolidated   Funded  Debt  shall  not  exceed
                   66-2/3% of Consolidated Total Capitalization, and,

                            (ii) Net Income  Available for Interest  Charges for
                   any period of 12 consecutive calendar months during the immediately preceding 14 consecutive calendar months prior to the issuance of such Funded Debt shall have been at least 175% of Pro Forma Interest Charges for such 12-month period;

                   (4)     Additional unsecured Current Debt of the Company;

                   (5) Current Debt or Funded Debt of a Restricted Subsidiary owed to the Company or to a Wholly-owned Restricted Subsidiary; and

                   (6) Funded Debt of the Company issued after the Closing Date evidenced by First Mortgage Bonds, provided that the Company shall have complied with the requirements of ss.5.14 hereof.

         (b) Indebtedness described in or issued or incurred in accordance with the limitations of ss.5.6(a) (1) through (3) may be renewed, extended or refunded without regard to ss.5.6(a)(3), provided that the principal amount thereof remaining unpaid at the time of such renewal, extension or refunding shall not be increased.

         (c) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this ss.5.6 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

         Section 5.7. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                   (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by ss.5.3;

                   (b) Liens of or resulting from any litigation or legal proceeding which are currently being contested in good faith by appropriate proceedings and for which the Company or the relevant
         Restricted Subsidiary shall have set aside on its books, reserves deemed by it to be adequate with respect thereto, unless the judgment they secure shall not have been stayed, bonded or discharged within 60 days of its entry;

                   (c) Liens incidental to the conduct of the Company's business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                   (d) minor survey exceptions or minor encumbrances, easements, licenses or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

                   (e) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                   (f) Leases on property owned by the Company or a Restricted Subsidiary wherein the Company or such Restricted Subsidiary is the lessor thereunder, provided that (i) the Rentals payable under any lease are for fair rental value and otherwise contain appropriate provisions to protect and preserve the Company's or such Restricted Subsidiary's interest in such property and (ii) any such lease will not interfere with the ordinary course of business of the Company or such Restricted Subsidiary;

                   (g) Liens  existing as of the Closing  Date and  reflected in
         Schedule II hereto;

                   (h) Liens created or incurred after the Closing Date given pursuant to pollution control, industrial revenue or other similar tax exempt financings of the Company to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or its Restricted Subsidiaries, provided that (i) the Liens shall attach solely to the fixed assets acquired or purchased, (ii) at the time of acquisition of such fixed assets, the Indebtedness secured by Liens thereon shall not exceed the total purchase price of such fixed assets, (iii) such Indebtedness shall have been incurred within the applicable limitations provided in ss.5.6(a), and (iv) the aggregate principal amount of all Indebtedness secured by Liens described in this clause (h) shall not at any time exceed an amount equal to 10% of Consolidated Total Assets;

                   (i) Liens created or incurred after the Closing Date given to secure Indebtedness of the Company and its Restricted Subsidiaries in addition to the Liens permitted by the preceding clauses (a) through
         (h) hereof, provided that all Indebtedness secured by such Liens shall have been incurred within the limitations provided in ss.5.6(a)(6);

                   (j) Liens created or incurred after the Closing Date in addition to the Liens permitted by the preceding clauses (a) through
         (i) hereof, provided that (i) the aggregate principal amount of all Indebtedness secured by such Liens shall not at any time exceed an amount equal to 10% of Consolidated Total Capitalization and (ii) all such Indebtedness shall have been incurred within the applicable limitations provided in ss.5.6; and

                   (k) any extension, renewal or refunding of any Lien permitted by the preceding clauses (a) through (i) hereof in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, and (ii) such Lien shall attach solely to the same such property.

         Section 5.8. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this ss.5.8) of the assets of the Company and its Restricted Subsidiaries (other than sales in the ordinary course of business or sales of properties sold pursuant to any Condemnation); provided, however, that:

                   (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

                   (2) the Company may consolidate or merge with or into, and may sell all or substantially all of its assets in a single transaction to, any other corporation if (i) the corporation which results from such consolidation, merger or sale (the "surviving entity") is organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving entity and the surviving entity shall furnish to the holders of the Notes an opinion of counsel reasonably satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving entity enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and
         (iii) at the time of such consolidation, merger or sale and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the surviving entity would be permitted by the provisions of ss.5.6(a)(3) to incur at least $1.00 of additional Funded Debt;

                   (3) any Restricted Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-owned Restricted Subsidiary.

         (b) The Company will not permit any Restricted Subsidiary to issue any shares of stock of any class (including as "stock" for the purposes of this ss.5.8, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary, unless immediately after the consummation of such transaction and after giving effect thereto, such Restricted Subsidiary shall remain a Restricted Subsidiary of the Company.

         (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

                   (1) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Company;

                   (2) said shares of stock and Indebtedness are sold, transferred or otherwise disposed of to a Person, for cash or other property and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                   (3) in the case of the sale, transfer, or disposition of all shares of stock and Indebtedness of a Restricted Subsidiary, such Restricted Subsidiary shall not have any continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of;

                   (4) in the case of the sale, transfer, or disposition of less than all of the shares of stock of a Restricted Subsidiary, immediately after the consummation of the transaction and after giving effect thereto, such Restricted Subsidiary shall remain a Restricted Subsidiary of the Company; and

                   (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the consolidated assets of the Company and its Restricted Subsidiaries.

         (d) As used in this ss.5.8, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business including without limitation property sold pursuant to any Condemnation) during the immediately preceding 12 months, exceeds 10% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal year, provided, however, that for purposes of the foregoing calculation, there shall not be included the book value attributable to assets the proceeds from the disposition of which were or are applied within 180 days of the date of sale of such assets to either (1) the acquisition of assets useful and intended to be used in the operation of the business of the Company and its Restricted Subsidiaries as described in ss.5.5 and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to the assets so disposed of, or (2) the prepayment at any applicable prepayment premium, on a pro rata basis, of Funded Debt of the Company, provided that in the event the assets which are the subject of any such sale or disposition are subject to the Lien of the Mortgage Indenture, such proceeds shall be applied first to the prepayment of the First Mortgage Bonds as and to the extent required by the terms of the Mortgage Indenture. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in ss.2.2.

         Section 5.9. Guaranties. The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Restricted Subsidiary and otherwise permitted by the provisions of this Agreement.

        Section 5.10. Repurchase of Notes. Neither the Company nor any Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all Holders at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be canceled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company, any Restricted Subsidiary or any Affiliate (or upon the agreement of Company, any Restricted Subsidiary or any Affiliate to purchase or otherwise acquire any Notes), such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the Holders of any actions with respect hereto, including, without limitation, ss.6.3, ss.6.4 and ss.7.1.

        Section 5.11. Transactions with Affiliates. Except for water quality testing and analysis services performed for San Jose Water Company, the Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

        Section 5.12. Withdrawal from Multiemployer Plans and Termination of Pension Plans. The Company will not, and will not permit any Subsidiary to, withdraw from any Multiemployer Plan if such withdrawal could result in withdrawal liability (as described in Part I of Subtitle E of Title IV of ERISA). The Company will not and will not permit any Subsidiary to terminate any Plan if such termination could result in the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

        Section 5.13. Reports and Rights of Inspection. The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Holders pursuant to this ss.5.13 and concurred in by the independent public accountants referred to in ss.5.13(b) hereof), and will furnish to each Institutional Holder (in duplicate if so specified below or otherwise requested):

                   (a) Company Quarterly Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                            (1) a consolidated  balance sheet of the Company and
                  its Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                            (2) a consolidated statement of income of the Company and its Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                            (3) a  consolidated  statement  of cash flows of the
                  Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

                   (b) Company Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:

                            (1) a consolidated  balance sheet of the Company and
                   its Restricted Subsidiaries as of the close of such fiscal year, and

                            (2)  consolidated   statements  of  income,   common
                   shareholders' equity and cash flows of the Company and its Restricted Subsidiaries for such fiscal year,

         in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

                   (c) CWSG Quarterly Statements. As soon as available but in any event within ninety (90) days after the end of each of the first three quarterly fiscal periods in each year of CWSG, a balance sheet of CWSG at the end of such period, and a statement of earnings and retained earnings of CWSG for such period and for the portion of the fiscal year ending with such period, together with a statement of cash flows for the portion of the fiscal year ending with such period, in each case setting forth in comparative form figures for the corresponding period of the previous year, all in reasonable detail and certified, subject to changes resulting from year-end and audit adjustments, by an authorized financial officer of CWSG, it being understood that this requirement may be satisfied by delivering a copy of CWSG's Quarterly Report to the SEC on Form 10-Q for such fiscal quarter (or such successor form as may be prescribed by the SEC);

                   (d) CWSG Annual Statements. As soon as available but in any event within one hundred twenty (120) days after the end of the fiscal year of CWSG, a balance sheet of CWSG as at the end of such year, and a consolidated statement of earnings and retained earnings and cash flows of CWSG, in each case setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing selected by CWSG to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the prior fiscal year (except for such changes, if any, as may be specified in such opinion) and fairly present, in all material respects, the financial position of CWSG as of the end of such year and the results of operations for such year, and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, it being understood that this requirement may be satisfied by delivering a copy of CWSG's Annual Report to the SEC on Form 10-K for such fiscal year (or such successor form as may be prescribed by the SEC);

                   (e) Audit Reports. Promptly upon receipt thereof, one copy of each report submitted by independent public accountants selected by the Company of interim examinations, if any, by such accountants of the financial statements of the Company or any Restricted Subsidiary, and one copy of any report as to material inadequacies in accounting controls (including reports as to the absence of any such inadequacies) submitted by such accountants in connection with any audit of the Company or any Restricted Subsidiary;

                   (f) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and, within 15 Business Days of their filing with the SEC, copies of each regular or periodic report, and any registration statement or prospectus so filed by the Company, CWSG or any Subsidiary;

                   (g) ERISA Reports. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan; (iv) a non-exempt "prohibited transaction" within the meaning of
         Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or
         (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

                   (h) Officer's Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of ss.5.6 through ss.5.12 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

                   (i) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

                   (j) Supplements. Promptly and in any event within 10 Business Days after the execution and delivery of any Supplement, a copy thereof; and

                   (k) Requested Information. With reasonable promptness, such other data and information as such Institutional Holder may reasonably request.

         Without   limiting  the   foregoing,   the  Company  will  permit  each
Institutional Holder (or such Persons as such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with any Institutional Holder the finances and affairs of the Company and its Restricted Subsidiaries) all at such reasonable times, with reasonable prior notice, and as often as may be reasonably requested. The Company shall not be required to pay or reimburse any Holder for expenses which such Holder may incur in connection with any such visitation or inspection, except that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Company agrees to reimburse such Holder for all such expenses promptly upon demand.

        Section 5.14. Note Exchange Upon Issuance of First Mortgage Bonds. (a) In the event that the Company shall issue additional First Mortgage Bonds under and pursuant to the Mortgage Indenture, then the Company shall, concurrently with the issuance of such additional First Mortgage Bonds, exchange all of the outstanding Notes of each Series for First Mortgage Bonds of a new series (the "Exchange Bonds"). The Exchange Bonds of each new series shall be issued under and secured by the Mortgage Indenture, shall rank pari passu with all other First Mortgage Bonds issued and outstanding under the Mortgage Indenture, shall have payment and maturity terms identical to the Series of Notes for which they were exchanged, shall have required and optional prepayment provisions and provisions relating to amounts payable upon acceleration of maturity identical to those applicable to the Series of Notes for which they were exchanged and shall otherwise be in the form required by the Mortgage Indenture.

         (b) The Company covenants and agrees to take all actions necessary for the due authorization, execution and delivery of such Exchange Bonds including, without limitation, (i) the filing of applications with the Commission in order to obtain the requisite approvals, authorizations and orders necessary for the issuance of the Exchange Bonds, (ii) compliance with all requirements of the Mortgage Indenture, (iii) the taking of all other actions the holders of the Notes may reasonable request in connection with the delivery of the Exchange Bonds, including the delivery of legal opinions and an exchange agreement between the Company and the Holders in form and substance reasonably satisfactory to the Holders of 66-2/3% of the Notes of each Series then outstanding.

SECTION 6.     EVENTS OF DEFAULT AND REMEDIES THEREFOR.

         Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

                   (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

                   (b) Default shall occur in the payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

                   (c) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Funded Debt or Current Debt (other than the Notes) of the Company or any Restricted Subsidiary aggregating in excess of $5,000,000 in principal amount outstanding and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                   (d) Default or the happening of any event shall occur under any indenture (including, without limitation, the Mortgage Indenture), agreement or other instrument under which any Funded Debt or Current Debt (other than the Notes) of the Company or any Restricted Subsidiary aggregating in excess of $5,000,000 in principal amount outstanding may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Funded
         Debt or Current Debt of the Company or any Restricted Subsidiary outstanding thereunder; or

                   (e) Default shall occur in the observance or performance of any covenant or agreement contained inss.5.5 throughss.5.8,ss.5.11 orss.5.14; or

                   (f) Default shall occur in the performance of or compliance with any other provision contained herein or in any Supplement (other than those referred to in paragraphs (a) and (b) of this ss.6.1) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any Holder (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (f) of ss.6.1); or

                   (g) Any representation or warranty made by the Company herein or in any Supplement, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                   (h) Final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (net of (i) insurance proceeds to the extent the insurer has acknowledged liability with respect thereto or which insurer's liability is being contested in good faith by appropriate proceedings by the Company or the relevant Restricted Subsidiary and (ii) reserves established by the Company or the relevant Restricted Subsidiary on its books with respect to such judgment) is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 45 days from the date of its entry; or

                   (i) A custodian, liquidator, trustee or receiver is appointed for the Company or any Material Restricted Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or

                   (j) The Company or any Material Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Material Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Material Restricted Subsidiary or for the major part of the property of either; or

                   (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Material Restricted Subsidiary and, if instituted against the Company or any Material Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution.

         Section 6.2. Notice to Holders. When any Event of Default described in the foregoing ss.6.1 has occurred, or if any Holder or the holder of any other evidence of Funded Debt or Current Debt of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three Business Days of such event to all Holders.

         Section 6.3. Acceleration of Maturities. (a) If an Event of Default with respect to the Company described in paragraph (i), (j) or (k) ofss.6.1 has occurred, all the Notes of every Series then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding of each Series may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding of such Series to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of ss.6.1 has occurred and is continuing any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Note becoming due and payable under this ss.6.3, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         No course of dealing on the part of the Holder or Holders nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the Holder or Holders all reasonable costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Holder's or Holders' attorneys for all services rendered in connection therewith.

         Section 6.4. Rescission of Acceleration. At any time after any Notes of any Series have been declared due and payable pursuant to clause (b) or (c) of ss.6.3, the holders of more than 50% in aggregate principal amount of the Notes then outstanding of such Series, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes of such Series, all principal of and Make-Whole Amount, if any, on any Notes of such Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of such Series, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to ss.7, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Note of such Series. No rescission and annulment under this ss.6.4 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

SECTION 7.     AMENDMENTS, WAIVERS AND CONSENTS.

         Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement or any Supplement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Holders holding more than 50% in aggregate principal amount of outstanding Notes of each Series; provided, however, that no such amendment or waiver shall be effective as to the Notes of a Series without the unanimous written consent of the Holders of all Notes of such Series (i) which will change the time of payment (including any modifications regarding required prepayments as provided in ss.2.1 or a Supplement) of the principal of or the interest on any Note of such Series or change the principal amount thereof or change the rate of interest thereon, or
(ii) which will change any of the provisions with respect to optional prepayments of any Note of such Series, or (iii) which will change the percentage of Holders of Notes of such Series required to consent to any such amendment or waiver of any of the provisions of ss.6 or this ss.7.

         Section 7.2. Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes of a Series unless each Holder of the Notes of such Series (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder of a Series as consideration for or as an inducement to entering into by any Holder of any waiver or amendment of any of the terms and provisions of this Agreement, a Supplement or the Notes of such Series unless such remuneration is concurrently offered, on the same terms, ratably to all Holders of such Series.

         Section 7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the Holders of the Notes of the Series to which the amendment or waiver applies and shall be binding upon them, upon each future Holder of the Notes of such Series and upon the Company, whether or not any Note of such Series shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

         Section 7.4. Supplements. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with ss.1.4 andss.4.3 without obtaining the consent of any holder of any other Series of Notes.

SECTION 8.     INTERPRETATION OF AGREEMENT; DEFINITIONS.

         Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Additional Notes" shall have the meaning set forth in ss.1.4.

         "Additional Purchasers" shall mean purchasers of Additional Notes.

         "Affiliate" shall mean any Person (other than a Restricted  Subsidiary)
(i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Agreement" shall mean this Note Agreement.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in San Francisco, California or Chicago, Illinois are required by law to close or are customarily closed.

         "CWSG" shall mean California Water Service Group, which is the parent of the Company.

         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company" shall mean California Water Service Company, a California corporation, and any Person who succeeds to all, or substantially all, of the assets and business of California Water Service Company.

         "Company Information" shall mean financial statements and other information concerning the Company delivered to any Purchaser or Additional Purchaser by or on behalf of the Company in connection with its purchase of any Notes.

         "Commission" shall have the meaning set forth in ss.4.1(a)(iii).

         "Condemnation" with respect to any property shall have occurred if all or any portion of such property shall have been condemned or taken for any public or quasi-public use under any governmental law, order, or regulation or by right of eminent domain or sold to a municipality or other public body or agency or any other entity having the power of eminent domain or the right to purchase or order the sale of such property (a "Condemning Authority"), or any third-party designated by any such Condemning Authority, under threat of condemnation.

         "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                   (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                   (b) the proceeds of any life insurance policy;

                   (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                   (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

                   (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

                   (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

                   (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

                   (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

                   (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                   (j) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary;

                   (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

                   (l) any other extraordinary, or nonrecurring gain or loss.

         "Consolidated Net Worth" shall mean, as of the date of any determination thereof the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus in retained earnings of the Company and its Restricted Subsidiaries as determined on a consolidated basis in accordance with GAAP.

         "Consolidated   Total   Assets"   shall  mean,   as  the  date  of  any
determination   thereof,   total  assets  of  the  Company  and  its  Restricted
Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated  Total   Capitalization"   shall  mean  the  sum  of  (i)
Consolidated Funded Debt, and (ii) Consolidated Net Worth.

         "Current Debt" of any Person shall mean as of the date of any determination thereof (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

         "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

         "Event of Default" shall have the meaning set forth in ss.6.1.

         "First Mortgage Bonds" shall mean and include all secured mortgage bonds issued by the Company under and pursuant to the Mortgage Indenture.

         "Funded Debt" of any Person shall mean (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Rentals of such Person, and (iii) all Guaranties by such Person of Funded Debt of others.

         "GAAP" shall mean generally accepted accounting principles at the time in the United States.

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or otherwise creating contingent  liability  with  respect  to, any  Indebtedness,  dividend  or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or
(iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. Notwithstanding the foregoing, the Company's obligations in respect of long term water supply contracts shall not be treated as Guaranties under this Agreement. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Holder" shall mean any Person which is, at the time of reference, the registered Holder of any Note.

         "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals and (v) Guaranties of obligations of others of the character referred to in this definition.
Notwithstanding  the  foregoing,  the term

"Indebtedness" as it relates to the Company shall not include obligations of the Company with respect to advances for construction from third parties.

         "Institutional Holder" shall mean any Holder which is a Purchaser or an insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution and, for purposes of the direct payment provisions of this Agreement, shall include any nominee of any such Holder.

         "Interest Charges" of any Person for any period shall mean all interest and all amortization of debt discount and expense on any particular Indebtedness of such Person for which such calculations are being made. Computations of Interest Charges on a pro forma basis for (a) Indebtedness having a variable interest rate, (b) Indebtedness bearing interest at different fixed rates, (c) Indebtedness with respect to which interest has not begun to accrue as of the date of any determination of Interest Charges or (d) Indebtedness with respect to which interest shall not become payable until a specified date which is more than one year after the date of any such determination, shall, in all such cases, be calculated at the rate equal to the greater of (i) the rate in effect on the date of any determination and (ii) the average interest rate payable on all Funded Debt of such Person during the three-month period immediately preceding the date of any determination.

         "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property of such Person. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement, in any such case, pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Make-Whole Amount" shall mean (i) with respect to any Series of Notes other than the Series B Notes, that which is set forth in the applicable Supplement and (ii) with respect to the Series B Notes in connection with any prepayment or acceleration, the following: the excess, if any, of (a) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the outstanding Series B Notes being prepaid. If the Reinvestment Rate is equal to or higher than 6.77%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount for the Series B Notes, the following terms have the following meanings:

                  "Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 10:00 A.M. (Chicago, Illinois time) for the United States government Securities have a maturity (rounded to the nearest month) corresponding to the Remaining Life to Maturity of the principal of the Notes being prepaid or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Remaining Life to Maturity of the principal being prepaid. If no maturity exactly corresponds to such Remaining Life to Maturity, yields for the published maturity next longer than the Remaining Life to Maturity and for the published maturity next shorter than the Remaining Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

                  "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Holders holding 66-2/3% in aggregate principal amount of the outstanding Series B Notes, subject to approval of the Company which approval will not be unreasonably withheld.

                  "Remaining Life to Maturity" of the principal amount of the Series B Notes being prepaid shall mean, as of the time of any determination thereof, the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and the final maturity of the Series B Notes being prepaid.

         "Material Condemnation" shall mean any Condemnation of any property of the Company or a Restricted Subsidiary pursuant to which a condemnation award in excess of $100,000 shall have been received by the Company.

         "Material Restricted Subsidiary" shall mean any Restricted Subsidiary if:

                   (a) the aggregate sum of all assets (valued at the greater of book or fair market value) of such Restricted Subsidiary, when combined with the assets of all other Restricted Subsidiaries to which subclauses (i), (j) or (k) of ss.6.1 hereof would have applied, if not for the fact that such Restricted Subsidiaries did not constitute Material Restricted Subsidiaries during the twelve-month period immediately preceding the date of such determination, exceeds 5% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year; or

                   (b) the portion of Consolidated Net Income which was contributed by such Restricted Subsidiary during the immediately preceding fiscal year, when combined with the portions of Consolidated Net Income so contributed by all other Restricted Subsidiaries to which subclauses (i), (j) or (k) of ss.6.1 hereof would have applied, if not for the fact that such Restricted Subsidiaries did not constitute Material Restricted Subsidiaries during the twelve-month period immediately preceding the date of such determination, exceeds 5% of Consolidated Net Income.

         "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "Mortgage Indenture" shall mean the Company's Mortgage of Chattels and Trust Indenture, dated April 1, 1928, as such Trust Indenture may be amended, supplemented or modified from time to time.

         "Multiemployer Plan" shall have the same meaning as in ERISA.

         "Net Income Available for Interest Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries in a manner consistent with GAAP during such period and (iii) Interest Charges of the Company and its Restricted Subsidiaries during such period.

         "Notes" have the meaning, set forth in ss.1.1.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "Pro Forma Interest Charges" for any period shall mean, as of the date of any determination thereof, the maximum aggregate amount of Interest Charges which would have become payable by the Company and its Restricted Subsidiaries in such period determined on a pro forma basis giving effect as of the beginning of such period to the incurrence of any Funded Debt thereof (including Capitalized Rentals) and the concurrent retirement of outstanding Funded Debt or Current Debt or termination of any Capitalized Leases thereof.

         "Purchasers" shall have the meaning set forth in ss.1.1.

         "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Reportable Event" shall have the same meaning as in ERISA.

         "Responsible Officer" shall mean any Senior Financial Officer or any other officer of the Company with responsibility for the administration of the relevant portion of the Agreement.

         "Restricted Subsidiary" shall mean any Subsidiary (i) which is organized under the laws of the United States or any State thereof; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States; (iii) of which at least 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Company and/or one or more Restricted Subsidiaries; and (iv) which is hereafter designated by the Board of Directors of the Company, or any Director or committee of Directors duly designated by such Board of Directors, to be included in the definition of Restricted Subsidiary for all purposes of this Agreement, provided that, at the time of such designation and after giving effect thereto, no Default or Event of Default shall have occurred hereunder.

         "SEC" shall mean the Securities and Exchange Commission or any successor agency.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Senior Financial Officer" shall mean chief financial officer or assistant treasurer of the Company.

         "Series" shall have the meaning set forth in ss.1.4.

         "Series B Notes" shall have the meaning set forth in ss.1.1.

         The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

         "Supplement" shall have the meaning set forth in ss.1.4.

         "Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.

         "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Funded Debt and Current Debt shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

         Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         Section 8.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.     MISCELLANEOUS.

         Section 9.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any
Note issued pursuant to this Agreement or any Supplement.

         At any time and from time to time any Holder of a Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or its attorney duly authorized in writing.

         The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof and a Holder for all purposes of this Agreement or any Supplement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such Holder.

         Section 9.2. Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by the Holder of any Note initially delivered or of any Note substituted therefor pursuant to ss.9.1, this ss.9.2 or ss.9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, a Note of an identical Series for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $250,000 or any amount in excess thereof as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

         Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If an Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note of the same Series other than the written agreement of such owner to indemnify the Company.

         Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the Purchasers' out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby (including all expenses relating to any exchange of the Notes for First Mortgage Bonds as contemplated by ss.5.14 hereof), including but not limited to the reasonable charges and disbursements of Chapman and Cutler, special counsel to the Purchasers, duplicating and printing costs and charges for shipping the Notes, adequately insured to each Purchaser's home office or at such other place as such Purchaser may designate, and all such expenses of the Holders relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement, a Supplement and the Notes. The Company also agrees that it will pay and save each Purchaser and Additional Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement, a Supplement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify each Purchaser and Additional Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the original issuance of the Notes as contemplated by this Agreement.

         Section 9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to, and are not exclusive of, any rights or remedies any such Holder would otherwise have.

         Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to a Holder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at its address appearing on Schedule I or in a Supplement, as the case may be, or such other address as any Holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at the address beneath its signature at the foot of this Agreement or to such other address as the Company may in writing designate to the Holders; provided, however, that a notice to a Holder by overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with thisss.9.6, and a notice to such Holder by facsimile communication shall only be effective if made by confirmed transmission to such Holder at a telephone number designated for such purpose in accordance with thisss.9.6 and promptly followed by the delivery of such notice by registered or certified mail or overnight air courier, as set forth above.

         Section 9.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Purchaser and its successor and assigns, including each successive Holder.

         Section 9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement, any Supplement and the Notes.

         Section 9.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

         Section 9.10. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with California law.

         Section 9.11. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                              CALIFORNIA WATER SERVICE COMPANY

                              By

                                 Name: _________________________________________

                                 Title: ________________________________________




CALIFORNIA WATER SERVICE COMPANY
1720 North First Street
San Jose, California  95112-4598
Attention:  Chief Financial Officer
Telefacsimile:  (408) 367-8430
Confirmation:  (408) 367-8200

Accepted, separately for each of the respective institutions named below, as of March 23, 1999:

                                             AMERICAN GENERAL LIFE AND ACCIDENT
                                                INSURANCE COMPANY
                                             THE VARIABLE ANNUITY LIFE INSURANCE
                                                COMPANY
                                             AMERICAN GENERAL LIFE INSURANCE
                                                COMPANY OF NEW YORK



                                             By
                                                Name:
                                                Title

                       INFORMATION RELATING TO PURCHASERS

NAME OF PURCHASER                                                TO BE PURCHASED

AMERICAN GENERAL LIFE AND ACCIDENT
INSURANCE COMPANY                                                  $10,000,000

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as:
"California Water Service Company, 6.77% Series B Senior Notes due 2028, PPN 130789 L*9 principal or interest") to:

         ABA #011000028
         State Street Bank and Trust Company
         Boston, Massachusetts  02101
         Re:  American General Life and Accident Insurance Company
         AC-0125-934-0
         Fund Number PA 10

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         American General Life and Accident Insurance Company and PA 10 c/o State Street Bank and Trust Company
         Insurance Services, WES2S
         105 Rosemont Road
         Westwood, Massachusetts  02090
         Facsimile Number:  (781) 302-8005

Duplicate payment notices and all other correspondences to:

         American General Life and Accident Insurance Company
         c/o American General Corporation
         P. O. Box 3247
         Houston, Texas  77253-3247
         Attention:  Investment Research Department, A37-01
         Facsimile Number:  (713) 831-1366

         Overnight Mailing Address:
         2929 Allen Parkway, A37-01
         Houston, Texas  77019-2155

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  62-0306330


                                   SCHEDULE I
                               (to Note Agreement)

NAME OF PURCHASER                                               TO BE PURCHASED

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY                       $8,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "California Water Service Company, 6.77% Series B Senior Notes due 2028, PPN 130789 L*9, principal or interest") to:

         ABA #011000028
         State Street Bank and Trust Company
         Boston, Massachusetts 02101
         Re:  The Variable Annuity Life Insurance Company
         AC-0125-821-9
         Fund Number PA 54

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         The Variable Annuity Life Insurance Company and PA 54
         c/o State Street Bank and Trust Company
         Insurance Services WES2S
         105 Rosemont Road
         Westwood, Massachusetts  02090
         Facsimile Number:  (781) 302-8005

Duplicate payment notices and all other correspondences to:

         The Variable Annuity Life Insurance Company
         c/o American General Corporation
         P. O. Box 3247
         Houston, Texas  77253-3247
         Attention:  Investment Research Department, A37-01
         Facsimile Number:  (713) 831-1366

         Overnight Mailing Address:
         2929 Allen Parkway, A37-01
         Houston, Texas  77019-2155

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  74-1625348

NAME OF PURCHASER                                               TO BE PURCHASED

AMERICAN GENERAL LIFE INSURANCE
COMPANY OF NEW YORK                                               $2,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "California Water Service Company, 6.77% Series B Senior Notes due 2028, PPN 130789 L*9, principal or interest") to:

         ABA #0110 0002 8
         State Street Bank and Trust Company
         Boston, Massachusetts  02101
         Re:  American General Life Insurance Company of New York
         AC-0125-942-3
         Fund Number PA 45

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         American General Life Insurance Company of New York and PA 45 c/o State Street Bank and Trust Company
         Insurance Services Custody (AH2)
         1776 Heritage Drive
         North Quincy, Massachusetts  02171
         Facsimile Number:  (617) 985-4923

Duplicate payment notices and all other correspondences to :

         American General Life Insurance Company
           of New York
         c/o American General Corporation
         P. O. BOX 3247
         Houston, Texas  77253-3247
         Attention:  Investment Research Department, A37-01
         Facsimile Number:  (713) 831-1366

         Overnight Mailing Address:
         2929 Allen Parkway
         Houston, Texas  77019-2155

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-1853201

                           LIENS SECURING FUNDED DEBT

         Funded Debt of the Company, consisting of various of series of First Mortgage Bonds issued under terms of the Trust Indenture dated April 1, 1928 and its supplemental indentures, is secured by substantially all of the Company's utility plant. As of the Closing Date, an aggregate of $118,585,000 is outstanding under the First Mortgage Bonds as represented by series P, S, BB, CC, DD, EE, FF and GG. As of December 31, 1998 gross utility plant was $680,690,000.




                                   SCHEDULE II
                               (to Note Agreement)

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (1) IN A TRANSACTION REGISTERED UNDER SAID ACT OR (2) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

                        CALIFORNIA WATER SERVICE COMPANY

                           6.77% Series B Senior Note
                              Due November 1, 2028

                                 PPN: 130789 L*9

No.                                                              _________, 19__

$

         California  Water  Service  Company,  a  California   corporation  (the
"Company"), for value received, hereby promises to pay to

                              or registered assigns
                       on the first day of November, 2028
                             the principal amount of

                                                         DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.77% per annum from the date hereof until maturity, payable semiannually on the first day of each May and November in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 8.77% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in San Jose, California in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is one of a series of Notes (the "Notes") of the Company issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of March 1, 1999 (as from time to time amended and supplemented, the "Note Agreement"), entered into by the Company, the Purchasers named therein and the Additional Purchasers of Notes from time to


                                    EXHIBIT A
                               (to Note Agreement)
time issued pursuant to any Supplement to the Note Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all Series from time to time outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representations contained in Section 3.2 of the Note Agreement, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                       CALIFORNIA WATER SERVICE COMPANY

                                       By

                                          Name:  _______________________________
                                          Title:  ______________________________

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to each Purchaser that:

         1. Corporate Organization, Subsidiaries. The Company is duly organized and existing and in good standing under and by virtue of the laws of the State of California and is duly authorized and empowered to own and operate its properties and to carry on its business, all as and in the places where such properties are now owned and operated and such business is conducted. The Company has no Subsidiaries.

         2. Corporate Authority. The Company has full corporate power and corporate authority to sell and issue the Series B Notes. The issuance and sale of the Series B Notes and the execution and delivery of the Agreement will have been duly authorized by the Board of Directors of the Company and by the Public Utilities Commission of the State of California (the "Commission") prior to the Closing Date, and no other action is required to be taken by, and no consents or approvals are required to be obtained from, the shareholders of the Company or any public body or bodies, and no other corporate action of the Company is requisite to such issue and sale.

         3. Business and Property. Each Purchaser has heretofore been furnished with a copy of the Company Information which generally sets forth the principal properties of the Company and the business conducted and proposed to be conducted by the Company.

         4. Indebtedness. Annex A attached hereto correctly describes all Current Debt, Funded Debt and Capitalized Leases of the Company outstanding on March 1, 1999.

         5. Financial Statements and Reports. The Company has furnished each Purchaser with a copy of its Annual Reports and Forms 10-K filed with the Securities and Exchange Commission for 1994, 1995, 1996 and 1997 hereinafter called the "Company Reports," and a copy of the Form 10-K filed by CWSG with the Securities and Exchange Commission for the fiscal year ended December 31, 1998, together with all reports or documents required to be filed by CWSG pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the filing of such Form 10-K. The financial statements contained in the foregoing Company Reports and the CWSG Form 10-K and such other reports and documents were prepared in accordance with generally accepted accounting principles upon a consistent basis and are complete and correct and the balance sheets included therein fairly present the financial condition of the Company or CWSG, as the case may be, as at the respective dates thereof and the Statements of Income, Common Shareholders' Equity and Cash Flows included therein fairly present the results of the operations of the Company for the periods covered thereby, subject in the case of unaudited statements to normal year-end adjustments.

         6. Material Contracts. The Company has no contracts or commitments, whether contingent or other, which are material to the Company and which were not made in the ordinary course of business. Certain material contracts related to water supply are listed in Annex B hereto. The Company has no contracts or commitments, contingent or other, which materially


                                    EXHIBIT B
                               (to Note Agreement)
and adversely affect or in the future may (so far as the Company can foresee) materially and adversely affect the Company or its business, property, assets, operations or condition, financial or other. As at December 31, 1998, there were no material liabilities of the Company (other than those under contracts entered into in the normal and ordinary course of business), actual, contingent or accrued, which were not reflected in the Annual Reports except for (i) liability in respect of uncompleted construction work under open contracts in connection with the Company's construction program and (ii) the obligations of the Company to contribute to a pension plan, an employees' savings plan and a health and welfare plan.

          7. No Material Adverse Change. (a) There has been no change in the condition of the Company, financial or other, from that set forth or reflected in the 1998 Annual Report, other than changes which may have occurred in the ordinary course of business or by reason of ordinary dividends paid or declared or outstanding First Mortgage Bonds redeemed by the Company in accordance with their terms, and no such changes in the ordinary course of business have been material adverse changes.

         (b) Since December 31, 1998, neither the business, operations, properties nor assets of the Company have been adversely affected in any material way by any casualties such as fire, windstorm, riot, strike, explosion, accident, flood, earthquake, lockout, sabotage, activities of armed forces, act of God or the public enemy or condemnation of properties by the United States government or any municipal governmental agency, authority or body.

          8. Title to Properties. The Company is engaged in the business of a public utility water company serving all or a portion of the California cities and communities listed in the 1998 Annual Report. The Company has good and merchantable title, subject only to the lien of the Mortgage Indenture and to current tax and assessment liens, rights-of-way, easements and certain minor liens, encumbrances, clouds or defects in title which do not materially affect the use thereof, to all the material water distribution facilities (including, without limitation, transmission and distribution mains, pump stations, wells, storage tanks and reservoirs) and other material units of property used in its business except as follows:

                   (a) most of the offices, except its principal office, are in leased premises and some wells, well sites and other minor distribution facilities are rented; and

                   (b) several wells are located on property which the Company does not own but in which it has an easement for the location of such wells;

and except as to easements and rights-of-way and certain parcels of land (not exceeding for said parcels of land an aggregate book value of $250,000) with respect to which there is a possibility of reverter if the property ceases to be used for public utility purposes, and, except that the greater portion of its transmission and distribution systems is located in public highways and streets and in rights-of-way owned by the Company over lands of others, the Company's title thereto is fee simple. Except for parcels of land having an aggregate book value of not more than $250,000, the Company has good and merchantable title to all its other property and assets subject only to the lien of the Mortgage Indenture and to current tax and assessment liens and minor liens and encumbrances which do not materially affect the use thereof. All of the properties of the Company are located in the State of California and substantially all of the properties of the Company used or useful in its public utility business are subject to the Mortgage Indenture.

         9. Franchises. The Company has, in its judgment, adequate franchises and permits without burdensome restrictions (other than those typically contained in franchises and permits of this type) to allow the Company to conduct the business in which it is engaged.

         The Company has two classes of franchises to install and operate water pipes and mains under public streets and highways:

                   (a) so-called "constitutional" franchises obtained by virtue of the provisions of Article XI, Section 19, of the California Constitution, as in effect prior to 1911; and

                   (b) franchises granted pursuant to statutory authority.

         The Company believes, based on the advice of counsel (which is itself based upon the assumption of the accuracy of information obtained by the Company from sources believed to be reliable that the following cities served by the Company were all incorporated prior to 1911:

          Bakersfield            Marysville          South San Francisco
          Chico                  Oroville            Stockton
          Dixon                  Redondo Beach       Visalia
          Hermosa Beach          Salinas             Willows
          King City              San Mateo
          Livermore              Selma

that water distribution systems were constructed and service furnished to the inhabitants of each by various predecessors of the Company prior to 1911, and that there were no public water works owned or controlled by the municipality in any of them prior to 1911), that the Company has a "constitutional" franchise in each of the above cities and under such constitutional franchise has a perpetual right which was not repealed by the repeal of Article XI, Section 19, of the California Constitution to continue to occupy public streets of each of said cities with its pipes and mains and to lay down additional pipes and mains in said streets for the supplying of water, subject to reasonable regulation by the respective municipalities. The Company also believes, based on the advice of counsel, that this right is not limited to streets in which pipes or mains were laid prior to 1911 but extends at least to all streets in the said municipalities as they existed at the date of repeal of the constitutional provision in 1911 and probably also extends to territory incorporated into each respective city after such repeal, although this latter question remains somewhat in doubt in the absence of a final decision of the courts thereon. The Company holds either by assignment or as original grantee franchises granted under statutory authority by the Counties of Kern, Los Angeles, San Joaquin,
Santa Clara and Monterey, the Cities of Montebello, Torrance, Cupertino, Sunnyvale, Los Altos, Mountain View, Bakersfield, Commerce, San Carlos, Rolling Hills Estates and Thousand Oaks, and the Towns of Los Altos Hills and Atherton. Following incorporation of the City of Rancho Palos Verdes in 1973, the Company made franchise payments to the City and the City accepted the same as successor in interest to the grantor's rights under the Company's former franchise from the County of Los Angeles; the City has agreed that the Company may exercise its rights in the City under its current County franchise until the expiration of that franchise in 2012. The Company's franchises from the Cities of Palos Verdes Estates, Menlo Park and Woodside terminated in 1977, 1993 and 1994, respectively. While none of the Cities and the Company have executed a new franchise agreement, the Company has made and will continue to make franchise payments to each of the Cities in accordance with the provisions of the prior franchise. In other areas where the Company has no franchise, the Company or its predecessors have distributed water for many years and, to the Company's knowledge, no question has ever been raised as to the right to make such distribution and to maintain all pipes and mains necessary therefor.

         10. Condition of Assets. The physical assets of the Company are in sound operating condition, there are no material arrears in the maintenance of any such physical assets and the Company believes that its sources of water are adequate to meet its requirements for the foreseeable future.

         11. Pending Litigation, Proceedings. (a) There are no actions, suits or proceedings pending at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or, to the knowledge of the Company, threatened against or affecting the Company not adequately covered by insurance or for which reserves adequate in the Company's judgment have not been established which involve, in the opinion of the Company, a reasonable possibility of judgments or liabilities exceeding $500,000 in the aggregate net of insurance, or which may, in the opinion of the Company result in any material adverse change in the business or properties or in the condition, financial or other, of the Company, or the ability of the Company to perform its obligations under the Agreement or the Series B Notes.

         (b) There are no proceedings pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state or municipal commission, board or other administrative agency, which materially and adversely affect the water rates of the Company presently in effect.

         (c) The Company is not in default with respect to any order, writ, injunction or decree of any court, or any federal, state or municipal commission, board or other administrative agency and the Company has complied with all applicable statutes and regulations of the United States of America and of any state, municipality or agency of any thereof, in respect of the conduct of its business known or believed by the Company to be applicable thereto, the failure to comply with which could reasonably be expected to have a material adverse effect on the Company or its properties.

         12. No Condemnation Proceedings. Since January 1, 1995, no elections have been held or other actions taken authorizing the commencement of proceedings for condemnation of any of the properties of the Company. However, from time to time there are expressions of interest made by public bodies, elected or appointed municipal officials, persons seeking political position or citizens groups urging acquisition of the Company's facilities in one or more of the communities served by the Company. The Company does not believe that any acquisition by a city or municipality of its properties by condemnation or threat thereof would be adverse to the holders of the Series B Notes.

         13. No Burdensome Restrictions. The Company is not subject to any burdensome corporate restrictions in its Articles of Incorporation, By-Laws or otherwise, which materially and adversely affect or in the future may (so far as the Company can foresee) materially and adversely affect the Company or its business, property, assets, operations or condition, financial or other.

         14. Regulatory Status, Approval. (a) The Company is not a registered holding company or a subsidiary of a registered holding company and the Company is not required to register under the Public Utility Holding Company Act of 1935, as amended. The Company is subject to the jurisdiction of the Commission.

         (b) No consent of, approval or authorization by, filing or registration with, or notice to any governmental or public authority or agency is required for the issuance, sale or delivery of the Series B Notes or the execution, delivery or performance of the Agreement, other than the authorization of the Commission, which authorization has been duly obtained, is in full force and effect and is not subject to any appeal, hearing, rehearing or contest. All conditions contained in any such authorization which were to be fulfilled on or prior to the issuance of the Series B Notes have been fulfilled. The Company has furnished to your special counsel true, correct and complete copies of said authorization and all applications heretofore filed with or submitted to the Commission in connection with its action to obtain said authorization.

         15. No Defaults, Compliance with Other Instruments. The Company is not in default under any outstanding indentures, contracts or agreements which are material to the Company including, without limitation, the Mortgage Indenture; and on the Closing Date there will not exist any condition which would be a default under any such indenture, contract or agreement. The execution and delivery of the Agreement, the consummation of the transactions therein provided for and compliance with the provisions of the Agreement and the Series B Notes by the Company will not violate or result in any breach of the terms, conditions or provisions of, or constitute a default under, its Articles of Incorporation, By-Laws or any indenture, mortgage, deed of trust, bank loan or credit agreement, or other material agreement or instrument to which the Company is a party or by which the Company may be bound, nor will such acts result in the violation of any applicable law, rule, regulation or order applicable to the Company of any court or governmental authority having jurisdiction in the premises or in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, upon any property or assets of the Company.

         16. Leases. The Company has the right to, and does, enjoy peaceful and undisturbed possession under all material leases to which it is a party or under which it is operating. All such leases are valid, subsisting and in full force and effect, and the Company is not in default under any thereof and no event has occurred and is continuing, and no condition exists that, after notice or passage of time or both could become a material default under any such Lease.

         17. Use of Proceeds. The Company will use the gross proceeds derived from the sale of the Series B Notes under the Agreement to refinance existing Indebtedness and to finance a portion of the Company's general construction program. None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Series B Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Company does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U, including margin stock originally issued by it. None of the proceeds from the sale of the Series B Notes will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any margin stock.

         18. ERISA. (a) The fair market value of all assets under all "employee pension benefit plans" (as such term is defined in Section 3(2) of ERISA), maintained by the Company, as from time to time in effect, exceeded as of December 31, 1998, the last annual valuation date, the actuarial present value of all benefits vested under the Plans by more than $8,990,000.

         (b) Neither any of the Plans nor any of the trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code which could subject the Plans or any of them, any such trust, or any trustee or administrator thereof, or any disqualified person with respect to the Plans to the tax or penalty on prohibited transactions imposed by said Section 4975, except that, with respect to any actions or omissions of administrators, trustees, other fiduciaries, parties in interest or disqualified persons of or in respect to the Plans (other than employees of the Company), the Company has no knowledge that any of such persons has committed a prohibited transaction, nor has the Company participated knowingly in or knowingly undertaken to conceal a prohibited transaction with or by any of such persons nor enabled any of them to commit a prohibited transaction.

         (c) Neither any of the Plans subject to Title IV of ERISA nor any trusts related to such plans have been terminated, nor have there been any Reportable Events, as that term is defined in Section 4043 of ERISA (as modified by the regulations thereunder), in respect of those plans since the effective date of ERISA.

         (d) Neither any of the Plans which are subject to Section 302 of ERISA nor any trusts related to such plans have incurred any "accumulated funding deficiency," as such term is defined in said Section 302 (whether or not waived), since the effective date of ERISA.

         (e) The consummation of the transactions provided for in the Agreement and compliance by the Company with the provisions thereof and the Series B Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.

         19. Taxes. All Federal, state and local taxes and assessments due from the Company have been (a) fully paid or adequately provided for on the books of the Company in accordance with generally accepted accounting principles or (b) are being contested in good faith by the Company. There has been no examination of the Federal income tax returns of the Company by the Internal Revenue Service subsequent to the examinations of the returns for tax years 1984-1991.

         20. Compliance with Laws. To the best of the Company's knowledge, the Company is in compliance with all applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public heath, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), and to exposure to hazardous substances, the failure to comply with which could reasonably be expected to have a material adverse effect on the Company or its properties. The Company does not know of any liability of the Company under the Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.) with respect to any property now or heretofore owned or leased by the Company.

         21. Full Disclosure. The financial statements referred to in the Agreement do not, nor does the Agreement, the Company Information or any written statement (including without limitation the 1998 Annual Report) furnished by the Company to you in connection with the negotiation of the sale of the Series B Notes, contain any untrue statement of a material fact or, taken together, omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under the Agreement or the Series B Notes.

         22. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Series B Notes or any similar Security or has solicited or will solicit an offer to acquire the Series B Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Series B Notes or any similar Security with any Person other than the Purchasers and not more than twelve other institutional investors, each of whom was offered a portion of the Series B Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Series B Notes or any similar Security or has solicited or will solicit an offer to acquire the Series B Notes or any similar Security from any Person so as to cause the issuance and sale of the Series B Notes not to be exempt from the provisions of Section 5 of the Securities Act of 1933, as amended.

                         DESCRIPTION OF DEBT AND LEASES

1.       Current Debt of the Company outstanding on March 1, 1999 as follows:

         $23,500,000 borrowed under the Company's bank line of credit with Bank of America.

2. Funded Debt (other than Capitalized Rentals) of the Company outstanding on March 1, 1999 was as follows:

         $118,585,000 was outstanding under the Company's various series of First Mortgage Bonds.

         $298,000 due to the City of Los Altos for the purchase of the North Los Altos Water System.

         $20,000,000 Series A Senior Notes due November 1, 2025.


3. Capitalized Leases of the Company outstanding on March 1, 1999 were as follows:

         None.


                                     ANNEX A
                                 (to Exhibit B)

                         MATERIAL WATER SUPPLY CONTRACTS

1. Water Supply Contract between the Company and the County of Butte relating to the Company's Oroville District.

2. Water Supply Contract between the Company and Kern County Water Agency relating to the Company's Bakersfield District.

3. Water Supply Contract between the Company and Stockton East Water District relating to the Company's Stockton District.

4. Second Amended Contract between the Company and Stockton East Water District relating to the Company's Stockton District.

5. Settlement Agreement and Master Water Sales Contract between the City and County of San Francisco and Certain Suburban Purchasers.

6. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's Bear Gulch District.

7. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's San Carlos District.

8. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's San Mateo District.

9. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's South San Francisco District.

10. Water Supply Contract between the Company and Santa Clara Valley Water District relating to the Company's Los Altos District.

11. Water Supply Contract between the Company and Pacific Gas and Electric Company related to the Company's Oroville District.

12. Water Supply Contract between the Company and Alameda County Flood Control and Water Conservation District related to the Company's Livermore District.

13. Water Supply Contract between the Company and Russell Valley Municipal Water District regarding the Company's Westlake District.


                                     ANNEX B
                                 (to Exhibit B)

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by ss.4.1 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

                    1. The Company is a corporation, validly existing and in good standing under the laws of the State of California and has the corporate power and the corporate authority to execute and deliver the Note Agreement and to issue the Series B Notes.

                    2. The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    3. The Series B Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. The issuance, sale and delivery of the Series B Notes under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Series B Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler may rely upon the opinion of McCutchen, Doyle, Brown & Enersen LLP, as to matters of California law. The opinion of Chapman and Cutler shall also state that the opinion of McCutchen, Doyle, Brown & Enersen LLP, is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of California, the By-laws of the Company and the general business corporation law of the State of California.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon


                                    EXHIBIT C
                               (to Note Agreement)
representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Series B Notes.

                         DESCRIPTION OF CLOSING OPINION
                            OF COUNSEL TO THE COMPANY

         The closing opinion of McCutchen, Doyle, Brown & Enersen LLP, counsel for the Company, which is called for by ss.4.1 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

                    1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of California, has the corporate power and the corporate authority to execute and perform the Note Agreement and to issue the Series B Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged.

                    2. The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    3. The Series B Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. No approval,  consent or  withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreement or the Series B Notes other than the authorization of the Commission, which authorization has been duly obtained, is in full force and effect.

                    5. The issuance and sale of the Series B Notes and the execution, delivery and performance by the Company of the Note Agreement do not violate or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument listed as a material contract in the Company's most recent Annual Report.

                    6. Based upon the representations set forth in Section 3.2 of the Note Agreement, the issuance, sale and delivery of the Series B Notes under the circumstances


                                    EXHIBIT D
                               (to Note Agreement)
         contemplated by the Note Agreement do not, under existing law, require the registration of the Series B Notes under the Securities Act of 1933, as amended, or the qualification of the Note Agreement or an indenture under the Trust Indenture Act of 1939, as amended.

                    7. Based upon the assumption of the accuracy of information obtained by the Company from sources believed to be reliable that the following cities served by the Company were all incorporated prior to 1911:

                  Bakersfield            Marysville          South San Francisco
                  Chico                  Oroville            Stockton
                  Dixon                  Redondo Beach       Visalia
                  Hermosa Beach          Salinas             Willows
                  King City              San Mateo
                  Livermore              Selma

         that water distribution systems were constructed and service furnished to the inhabitants of each by various predecessors of the Company prior to 1911, and that there were no public water works owned or controlled by the municipality in any of them prior to 1911, in the opinion of such counsel, the Company has a "constitutional" franchise in each of the above cities and under such constitutional franchise has a perpetual right which was not repealed by the repeal of Article XI,
         Section 19, of the California Constitution to continue to occupy public streets of each of said cities with its pipes and mains and to lay down additional pipes and mains in said streets for the supplying of water, subject to reasonable regulation by the respective municipalities as they existed at the date of repeal of the constitutional provision in 1911 and probably also extends to territory incorporated into each respective city after such repeal, although this latter question remains somewhat in doubt in the absence of a final decision of the courts thereon.

         The opinion of McCutchen, Doyle, Brown & Enersen LLP shall cover such other matters relating to the sale of the Series B Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.


                                                                               2